Earnings Presentation Fourth Quarter and Full Year 2024 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Aresˮ) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slides. The results contained in this presentation are made as of December 31, 2024, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

3 Q4-24 and FY-24 Financial Results Assets Under Management Corporate Actions Recent Developments Fourth Quarter and Full Year 2024 Highlights 1. Unconsolidated management fees includes $10.5 million and $46.6 million from Consolidated Funds that are eliminated upon consolidation for Q4-24 and FY-24, respectively and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $25.3 million and $91.9 million for Q4-24 and FY-24, respectively and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 2. Net inflows of capital represents gross capital commitments less redemptions. • Total Assets Under Management (“AUMˮ) of $484.4 billion • Total Fee Paying AUM (“FPAUMˮ) of $292.6 billion • Available Capital of $133.1 billion • AUM Not Yet Paying Fees available for future deployment of $81.0 billion • Raised $28.3 billion and $92.7 billion in gross new capital for Q4-24 and FY-24, respectively, with net inflows of capital(2) of $26.9 billion and $86.3 billion, respectively for these periods • Capital deployment of $32.1 billion and $106.7 billion during Q4-24 and FY-24, respectively, including $14.0 billion and $50.1 billion, respectively by our drawdown funds for these periods • On December 1, 2024, Ares completed the acquisition of Walton Street Capital Mexico S. de R.L. de C.V. and certain of its affiliates (“WSMˮ), a real estate asset management platform focused primarily on the industrial real estate sector in Mexico, increasing our AUM by $2.5 billion. The activities of WSM are included within our North American real estate equity strategy, which we renamed from U.S. real estate equity following the acquisition of WSM. The strategy name change did not result in any change to the historical composition of our segments • GAAP net income attributable to Ares Management Corporation of $177.3 million and $463.7 million, respectively • GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.72 and $2.04, respectively • GAAP management fees of $779.2 million and $2,942.1 million, respectively • Unconsolidated management fees and other fees of $806.0 million and $3,049.3 million, respectively(1) • Fee Related Performance Revenues of $162.0 million and $231.5 million, respectively • Fee Related Earnings of $396.2 million and $1,361.7 million, respectively • Realized Income of $476.1 million and $1,467.1 million, respectively • After-tax Realized Income of $1.23 and $3.97 per share of Class A and non-voting common stock, respectively • Declared quarterly dividend of $1.12 per share of Class A and non-voting common stock, which is payable on March 31, 2025 to stockholders of record as of March 17, 2025 • Declared quarterly dividend of $0.84375 per share of Series B mandatory convertible preferred stock, which is payable on April 1, 2025 to preferred stockholders of record as of March 15, 2025 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

GAAP Statements of Operations

$ in thousands, except share data	Quarter ended December 31, 2024	2023	Year ended December 31, 2024	2023
Revenues				
Management fees	$779,156	$697,846	$2,942,126	$2,551,150
Carried interest allocation	196,174	76,751	390,180	618,579
Incentive fees	239,118	243,300	344,157	276,627
Principal investment income (loss)	877	(2,469)	45,424	36,516
Administrative, transaction and other fees	43,672	38,553	162,894	149,012
Total revenues	1,258,997	1,053,981	3,884,781	3,631,884
Expenses				
Compensation and benefits	463,062	390,865	1,731,747	1,486,698
Performance related compensation	309,384	205,532	449,564	607,522
General, administrative and other expenses	199,122	158,806	736,501	660,146
Expenses of Consolidated Funds	9,199	15,321	20,879	43,492
Total expenses	980,767	770,524	2,938,691	2,797,858
Other income (expense)				
Net realized and unrealized gains on investments	2,789	72,347	16,570	77,573
Interest and dividend income	23,102	7,995	43,054	19,276
Interest expense	(37,909)	(29,476)	(142,966)	(106,276)
Other income, net	20,100	5,887	627	4,819
Net realized and unrealized gains on investments of Consolidated Funds	121,185	73,983	313,963	262,700
Interest and other income of Consolidated Funds	201,033	282,553	933,349	995,545
Interest expense of Consolidated Funds	(208,657)	(213,646)	(835,335)	(754,600)
Total other income, net	121,643	199,643	329,262	499,037
Income before taxes	399,873	483,100	1,275,352	1,333,063
Income tax expense	49,857	59,553	164,617	172,971
Net income	350,016	423,547	1,110,735	1,160,092
Less: Net income attributable to non-controlling interests in Consolidated Funds	59,326	99,633	295,772	274,296
Net income attributable to Ares Operating Group entities	290,690	323,914	814,963	885,796
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	(902)	558	103	226
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	114,275	149,406	351,118	411,244
Net income attributable to Ares Management Corporation	177,317	173,950	463,742	474,326
Less: Series B mandatory convertible preferred stock dividends declared	22,781	—	22,781	—
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	$154,536	$173,950	$440,961	$474,326
Net income per share of Class A and non-voting common stock:				
Basic	$0.72	$0.88	$2.04	$2.44
Diluted	$0.72	$0.86	$2.04	$2.42
Weighted-average shares of Class A and non-voting common stock:				
Basic	202,602,918	189,762,660	198,054,451	184,523,524
Diluted	215,079,786	201,161,788	198,054,451	195,773,426

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RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Quarter ended December 31, 2024	2023	% Change	Year ended December 31, 2024	2023	% Change
Management fees[1]	$780,692	$703,493	11%	$2,957,430	$2,571,513	15%
Fee related performance revenues	161,984	173,512	(7)	231,537	180,449	28
Other fees	25,348	21,952	15	91,879	92,109	0
Compensation and benefits expenses[2]	(438,355)	(416,585)	(5)	(1,418,536)	(1,276,115)	(11)
General, administrative and other expenses[3]	(133,429)	(113,646)	(17)	(500,573)	(404,215)	(24)
Fee Related Earnings	**396,240**	**368,726**	**7**	**1,361,737**	**1,163,741**	**17**
Realized net performance income	89,333	77,397	15	148,878	133,493	12
Investment income—realized	10,664	8,077	32	39,651	46,185	(14)
Net interest expense[4]	(20,187)	(19,627)	(3)	(83,146)	(77,891)	(7)
Realized Income	**476,050**	**434,573**	**10**	**1,467,120**	**1,265,528**	**16**
After-tax Realized Income[5]	**$434,685**	**$400,382**	**9**	**$1,347,823**	**$1,185,714**	**14**
After-tax Realized Income per share of Class A and non-voting common stock[6]	**$1.23**	**$1.21**	**2**	**$3.97**	**$3.65**	**9**

Other Data						
Fee Related Earnings margin	**40.9%**	**41.0%**		**41.5%**	**40.9%**	
Effective management fee rate	**1.02%**	**1.02%**		**1.02%**	**1.01%**	

1. Includes Part I Fees of $122.0 million and $104.6 million for Q4-24 and Q4-23, respectively, and $462.4 million and $369.1 million for FY-24 and FY-23, respectively.
2. Includes fee related performance compensation of $100.0 million and $108.0 million for Q4-24 and Q4-23, respectively, and $141.7 million and $111.0 million for FY-24 and FY-23, respectively.
3. Includes supplemental distribution fees of $13.6 million and $8.6 million for Q4-24 and Q4-23, respectively, and $51.2 million and $16.7 million for FY-24 and FY-23, respectively.
4. Includes $5.5 million of one-time interest expense for Q4-24 related to the $2.0 billion bridge facility commitment used as backup financing for the acquisition of the international business of GLP Capital Partners Limited and certain of its affiliates, excluding its operations in Greater China ("GCP International"). The facility was not utilized and was terminated in Q4-24.
5. For Q4-24, Q4-23 and FY-24, FY-23, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $6.2 million, $9.8 million and $28.5 million, $28.6 million, respectively, and (ii) corporate level tax expense of $35.2 million, $24.4 million and $90.8 million, $51.2 million, respectively. For more information regarding after-tax RI, please refer to the "Glossary" slides.
6. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses the total average shares of Class A and non-voting common stock outstanding and the proportional dilutive effects of the Ares' equity-based awards. Please refer to slide 23 for additional details.

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Gross New Capital Commitments[1]

$ in billions	Q4 2024	FY 2024	Full Year Commentary
Credit Group			
U.S. Direct Lending	$6.0	$24.2	Equity and debt commitments to various funds, including equity commitments of $7.0 billion and debt commitments of $5.7 billion to Ares Senior Direct Lending Fund III, L.P. ("SDL III"), bringing total equity commitments to $15.3 billion and debt commitments to $7.7 billion
Business Development Companies ("BDCs")	6.0	16.4	Capital raised of $10.2 billion by ASIF and of $5.6 billion by ARCC
European Direct Lending	4.1	12.0	Equity and debt commitments to various funds, including equity commitments of $6.6 billion to Ares Capital Europe VI, L.P. ("ACE VI"), bringing total equity commitments to approximately $17.7 billion and debt commitments to $2.7 billion, and capital raised by our open-ended European direct lending fund of $2.5 billion
CLOs	1.6	6.8	Closed seven new U.S. CLOs and three new European CLOs, and priced two new U.S. CLOs
Liquid Credit	0.7	2.8	Equity commitments to various funds
Alternative Credit	0.4	4.5	Equity and debt commitments to various funds, including equity commitments of $1.0 billion and debt commitments of $0.3 billion to our open-ended core alternative credit fund
Opportunistic Credit	1.6	1.6	Equity commitments to our third opportunistic credit fund
APAC Credit	0.1	0.7	Equity commitments to various funds, including $0.3 billion to our fourth APAC private credit fund
Other	—	0.1	Unallocated equity commitments to the platform
Total Credit Group	**$20.5**	**$69.1**	
Real Assets Group			
Real Estate Debt	$2.4	$5.5	Debt and equity commitments to various U.S. and European real estate debt funds
North American Real Estate Equity	0.6	1.7	Equity and debt commitments to various funds, including equity commitments of $0.7 billion to Ares U.S. Real Estate Opportunity Fund IV, L.P. ("AREOF IV"), bringing total equity commitments to $3.3 billion, and equity commitments of $0.4 billion to our 11th U.S. real estate equity fund
Non-traded REITs	0.3	1.2	Capital raised of $0.8 billion by our diversified non-traded REIT and $0.4 billion by our industrial non-traded REIT
European Real Estate Equity	0.3	1.5	Equity commitments to various funds, including $1.0 billion to our fourth European value-add real estate equity fund
Infrastructure Debt	0.1	1.0	Equity commitments to various funds, including $0.9 billion to our sixth infrastructure debt fund
Infrastructure Opportunities	0.3	0.6	Capital raised by our infrastructure private BDC of $0.4 billion and equity commitments of $0.2 billion to our second climate infrastructure fund
Total Real Assets Group	**$4.0**	**$11.5**	
Private Equity Group			
Corporate Private Equity	$0.1	$0.4	Equity commitments to various funds, including $0.3 billion to our seventh corporate private equity fund
Other	—	0.1	Unallocated equity commitments to the platform
Total Private Equity Group	**$0.1**	**$0.5**	
Secondaries Group			
Private Equity Secondaries	$0.9	$3.1	Equity and debt commitments to various funds, including capital raised of $1.4 billion by APMF
Infrastructure Secondaries	0.7	1.2	Equity commitments to various funds, including $1.0 billion to our third infrastructure secondaries fund
Credit Secondaries	0.2	0.5	Equity commitments to various funds
Real Estate Secondaries	0.1	0.3	Equity commitments to various funds
Total Secondaries Group	**$1.9**	**$5.1**	
Other Businesses			
Insurance	$1.8	$6.5	Additional managed assets
Total Other Businesses	**$1.8**	**$6.5**	
Total	**$28.3**	**$92.7**	

1. Represents gross new capital commitments during the period presented, including equity and debt commitments, and gross inflows into our open-ended managed accounts, publicly-traded vehicles and non-traded vehicles. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate.

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7 Q4-23 Q3-24 Q4-24 Assets Under Management 1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser (“IHAMˮ). AUM as of December 31, 2024 was $484.4 billion, an increase of 16% from prior year(1) • The increase of $65.6 billion was primarily driven by: ◦ commitments to SDL III, ACE VI and our third opportunistic credit fund within Credit; ◦ capital raised by our credit BDCs and by our open-ended European direct lending fund and APMF; ◦ the acquisition of WSM and commitments to funds across our real estate debt strategy within Real Assets; and ◦ additional managed assets from our insurance platform FPAUM as of December 31, 2024 was $292.6 billion, an increase of 12% from prior year • The increase of $30.2 billion was primarily driven by: ◦ the deployment of capital in funds across our U.S. and European direct lending and alternative credit strategies; ◦ capital raised by our credit BDCs and APMF; ◦ additional managed assets from our insurance platform; and ◦ the acquisition of WSM FPAUM Q4-23 Q3-24 Q4-24 Credit Real Assets Private Equity Secondaries Other Businesses ($ in billions) ($ in billions) AUM $299.4 $24.5 $65.4 $24.7 $4.8 $418.8 $463.8 $6.4 $27.3 $70.3 $24.5 $348.8 $24.0 $75.3 $29.2 $7.1 $484.4 $262.4 $19.1 $13.1 $3.6 $41.3 $185.3 $5.1 $205.2 $21.1 $12.3 $43.1 $286.8 $209.2 $11.4 $44.1 $22.4 $5.5 $292.6 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $335.3

8 Q4-23 Q3-24 Q4-24 $2.4 $0.9 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of December 31, 2024 was $133.6 billion, an increase of 28% from prior year • The increase of $29.3 billion was primarily driven by: ◦ commitments to certain funds and SMAs in our alternative credit and U.S. and European direct lending strategies; ◦ capital raised by our credit BDCs and by our open-ended European direct lending fund and APMF; and ◦ additional managed assets from our insurance platform Perpetual Capital by Type ($ in billions) (2)($ in billions) Credit Real Assets Secondaries Other Businesses $5.7 $6.4 $2.0 $4.2 $72.3 $90.0 $97.8 $26.9 $26.4 $27.0$104.3 $124.1 $133.6 Q4-23 Q3-24 Q4-24 Non-Traded Vehicles Private Commingled Vehicles Publicly-Traded Vehicles Managed Accounts $124.1 $33.5 $32.6 $24.2 $33.8 $35.2 $24.2 $38.7 $35.5 $133.6 $104.3 $27.6 $22.3 $22.9 $31.5 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

9 8% 7% 7% 5% 59% 14% 13% 25% 5% 5% 47% 5% AUM and Management Fees by Type 86% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the year ended December 31, 2024: • 86% of assets under management were perpetual capital or long-dated funds • 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Non-Traded Vehicles Perpetual Capital - Publicly-Traded Vehicles Perpetual Capital - Private Commingled Vehicles Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

10 Q4-23 Q3-24 Q4-24 Available Capital and AUM Not Yet Paying Fees Available Capital as of December 31, 2024 was $133.1 billion, an increase of 19% from prior year • The increase of $21.7 billion was primarily driven by: ◦ commitments to the U.S. and European direct lending and real estate debt strategies AUM Not Yet Paying Fees as of December 31, 2024 was $95.0 billion, an increase of 28% from prior year • The increase of $20.7 billion was primarily driven by: ◦ commitments to the U.S. and European direct lending and North American real estate equity strategies Available Capital AUM Not Yet Paying Fees Q4-23 Q3-24 Q4-24 ($ in billions) ($ in billions) Credit Real Assets Private Equity Secondaries Other Businesses $0.5 $0.6 $81.3 $3.8 $16.8 $9.0 $8.2 $18.1 $4.1 $94.3 $133.1 $0.5 $8.5 $19.9 $4.1 $100.1 $61.8 $2.2 $7.0 $3.3 $74.3 $85.2 $3.4 $7.3 $2.4 $72.1 $95.0 $3.7 $9.4 $2.5 $79.4 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK $111.4 $125.3

11 $81.0 $12.8 $1.2 $70.5 $6.7 $1.7 $2.1 AUM Not Yet Paying Fees Available for Future Deployment AUM Not Yet Paying Fees As of December 31, 2024, AUM Not Yet Paying Fees includes $81.0 billion of AUM available for future deployment that could generate approximately $728.8 million in potential incremental annual management fees(1) • The $81.0 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $35.0 billion in U.S. direct lending funds, $18.7 billion in European direct lending funds, $9.6 billion in alternative credit funds, $3.7 billion in opportunistic credit funds, $2.3 billion in real estate debt funds, $1.9 billion in infrastructure debt funds and $1.8 billion in APAC credit funds 1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of December 31, 2024 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $728.8 million includes approximately $53.1 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at December 31, 2024. Note that no potential Part I Fees are reflected in any of the amounts above. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2024, capital available for deployment for follow-on investments could generate approximately $139.3 million in additional potential annual management fees. There is no assurance such capital will be invested. ($ in billions)($ in billions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Funds in or Expected to Be in Wind-down AUM Not Yet Paying Fees Credit Real Assets Private Equity Secondaries $81.0 $95.0 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM as of December 31, 2024 was $279.7 billion, an increase of 14% from prior year

- The increase of $35.3 billion was primarily driven by:
  - commitments to funds across our U.S. and European direct lending, alternative credit, North American real estate equity and private equity secondaries strategies;

Incentive Generating AUM[1] as of December 31, 2024 was $124.9 billion, an increase of 6% from prior year

- The increase was primarily driven by deployment of capital within credit funds that are generating returns in excess of their hurdle rates as of December 31, 2024

Of the $185.6 billion of Incentive Eligible AUM that is currently invested, 67% is Incentive Generating AUM

- Excluding the Incentive Eligible AUM associated with Part II Fees,[2] 82% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM

Incentive Eligible AUM

($ in billions)



$244.4
$1.0
$15.1
$20.6
$40.2
$167.5
$267.3
$1.6
$17.5
$20.5
$42.9
$184.8
$279.7
$1.7
$19.1
$20.2
$46.1
$192.6
Q4-23
Q3-24
Q4-24
Credit
Real Assets
Private Equity
Secondaries
Other Businesses

Q4-24 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in billions)	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
Incentive Generating AUM	**$87.3**	**$18.1**	**$8.7**	**$9.7**	**$1.1**	**$124.9**
+ Uninvested IEAUM	69.7	12.1	3.8	7.9	0.6	94.1
+ IEAUM below hurdle	2.6	15.7	7.7	1.5	—	27.5
+ Part II Fees below Hurdle[2]	33.0	0.2	—	—	—	33.2
Incentive Eligible AUM	**$192.6**	**$46.1**	**$20.2**	**$19.1**	**$1.7**	**$279.7**

1. Incentive Generating AUM includes $32.8 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal.
2. Represents Incentive Eligible AUM associated with Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception.

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13 Fee Related Performance Revenues Fee related performance revenues were $231.5 million during FY-24, generated primarily in our U.S. and European direct lending and private equity secondaries strategies U.S. Direct Lending European Direct Lending Alternative Credit Private Equity Secondaries North American Real Estate Equity Real Estate Debt IGAUM by Strategy for Funds Generating Fee Related Performance Revenues ($ in billions) FY-23 FY-24 $6.2 $8.3 $8.7 $6.2 $4.0 $2.2 $0.7 $21.1 Net Fee Related Performance Revenues(1) by Strategy ($ in millions) FY-23 FY-24 $44.6 $0.1 $16.2 $7.1 $1.3 $0.9 $69.4$18.5 SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK 1. Fee related performance revenues by strategy is presented net of the associated fee related performance compensation. $20.8 $20.2 $38.4 $89.8 $3.3 $0.5 $10.4

14 $25.8 $3.1 $0.1 $1.9 $1.2 Q4-24 Gross Capital Deployment Capital Deployment ($ in billions) Capital Deployment in Drawdown Funds ($ in billions) Total Gross Capital Deployment during Q4-24 was $32.1 billion compared to $24.0 billion during Q4-23 • Deployment by our drawdown funds was $14.0 billion in Q4-24 compared to $15.4 billion in Q4-23 ◦ Of our drawdown funds, the most active investment strategies were U.S. and European direct lending and alternative credit • Deployment by our perpetual capital vehicles was $17.2 billion in Q4-24 compared to $8.2 billion in Q4-23 ◦ Of our perpetual capital vehicles, the most active investment strategies were U.S. direct lending and alternative credit Total Gross Capital Deployment during FY-24 was $106.7 billion compared to $68.1 billion during FY-23 • Deployment by our drawdown funds was $50.1 billion in FY-24 compared to $42.5 billion in FY-23 • Deployment by our perpetual capital vehicles was $51.7 billion in FY-24 compared to $25.4 billion in FY-23 FY-23 FY-24 Credit Real Assets Private Equity SecondariesCredit Real Assets Private Equity Secondaries Other Businesses $32.1 $32.4 $1.8 $42.5 $6.3 $38.9 $0.4 $50.1 $7.2 $3.6 $2.0

Credit Group[1]

- Management and other fees increased by 14% and 17% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily driven by deployment within our U.S. and European direct lending and alternative credit strategies
- Fee related performance revenues decreased by 8% for Q4-24 compared to Q4-23 primarily due to lower incentive fees recognized from U.S. direct lending vehicles in Q4-24. Fee related performance revenues increased by 21% for FY-24 compared to FY-23 primarily driven by higher incentive fees recognized from an open-ended core alternative credit fund in FY-24
- Fee Related Earnings increased by 13% and 19% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily driven by the increases in management fees. The increase in Fee Related Earnings for FY-24 compared to FY-23 was also driven by the increase in net fee related performance revenues
- Realized Income increased by 10% and 17% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily driven by the increases in Fee Related Earnings
- Gross Capital Deployment totaled $25.8 billion and $87.6 billion for Q4-24 and FY-24, respectively, primarily driven by $16.1 billion and $50.6 billion in U.S. direct lending, $3.4 billion and $12.6 billion in alternative credit, $3.7 billion and $12.2 billion in European direct lending and $1.3 billion and $8.8 billion in liquid credit for Q4-24 and FY-24, respectively

Financial Summary and Highlights

$ in thousands	Q4-24	Q4-23	% Change	FY-24	FY-23	% Change
Management and other fees	$585,643	$514,722	14%	$2,219,635	$1,889,966	17%
Fee related performance revenues	153,783	166,467	(8)	202,703	167,333	21
Fee Related Earnings	**458,761**	**406,176**	**13**	**1,568,157**	**1,317,012**	**19**
Realized net performance income	70,321	74,387	(5)	118,408	111,757	6
Realized net investment income (loss)	56	(986)	NM	(1,748)	16,546	NM
Realized Income	**$529,138**	**$479,577**	**10**	**$1,684,817**	**$1,445,315**	**17**

$ in billions	Q4-24	Q4-23	% Change	FY-24	FY-23	% Change
Gross Capital Deployment	**$25.8**	**$20.7**	**25%**	**$87.6**	**$55.7**	**57%**
AUM	**348.8**	**299.4**	**16**			
FPAUM	**209.2**	**185.3**	**13**			

Strategy Performance Highlights

Q4-24 / FY-24 gross returns[2]

Alternative Credit	Opportunistic Credit	U.S. Senior Direct Lending	U.S. Junior Direct Lending	European Direct Lending	APAC Credit
3.3% / 11.2%	3.2% / 12.8%	3.0% / 17.1%	2.3% / 15.0%	2.9% / 11.9%	4.7% / 27.2%

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 38 for additional information.

15

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Real Assets Group[1]

- Management fees increased by 7% and 2% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, before giving effect to the impact of catch-up fees, primarily due to higher management fees from commitments to AREOF IV, our second climate infrastructure fund and our fourth European value-add real estate equity fund
  - Management fees in Q4-24 and FY-24 included catch-up fees of $0.7 million and $7.8 million, respectively, primarily from our second climate infrastructure fund and AREOF IV
  - Management fees in Q4-23 and FY-23 included catch-up fees from AREOF IV of $7.0 million and $1.8 million, respectively, and Q4-23 also included $0.9 million of catch-up fees from our second climate Infrastructure fund
- Fee Related Earnings decreased by 1% and 3% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily due to higher operating expenses, partially offset by the increases in management fees
- Realized Income increased by 24% and 3% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily due to incentive fees from an industrial North American real estate equity fund in Q4-24
- Gross Capital Deployment totaled $3.1 billion and $9.8 billion for Q4-24 and FY-24, respectively, primarily driven by $1.5 billion and $3.3 billion in North American real estate equity, $0.6 billion and $3.2 billion in real estate debt, $0.4 billion and $1.2 billion in European real estate equity, $0.4 billion and $1.3 billion in infrastructure debt for Q4-24 and FY-24, respectively

Financial Summary and Highlights

$ in thousands	Q4-24	Q4-23	% Change	FY-24	FY-23	% Change
Management and other fees	$111,292	$109,053	2%	$429,231	$419,132	2%
Fee related performance revenues	—	—	—	—	334	(100)
Fee Related Earnings	**57,427**	**58,091**	**(1)**	**212,106**	**218,807**	**(3)**
Realized net performance income	13,844	2,574	NM	23,034	8,222	180
Realized net investment income (loss)	2,940	(1,013)	NM	(11,298)	(9,834)	(15)
Realized Income	**$74,211**	**$59,652**	**24**	**$223,842**	**$217,195**	**3**

$ in billions	Q4-24	Q4-23	% Change	FY-24	FY-23	% Change
Gross Capital Deployment	**$3.1**	**$1.8**	**72%**	**$9.8**	**$7.5**	**31%**
AUM	**75.3**	**65.4**	**15**			
FPAUM	**44.1**	**41.3**	**7**			

Strategy Performance Highlights

Q4-24 / FY-24 gross returns[2]

North American Real Estate Equity	European Real Estate Equity	Infrastructure Debt
2.2% / 7.9%	1.7% / 1.0%	3.5% / 11.7%

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 39 for additional information.

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Private Equity Group[1]

- Management and other fees decreased by 9% for Q4-24 compared to Q4-23, primarily driven by lower fees from an energy opportunities fund resulting from a step down in fee rate and a change in fee basis from committed capital to invested capital in 2024. Management and other fees increased by 8% for FY-24 compared to FY-23, primarily driven by fees from funds that we manage as a result of the Crescent Point Acquisition at the beginning of the fourth quarter of 2023
- Fee Related Earnings decreased by 17% and increased by 14% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily driven by the changes in management fees
- Realized Income increased by 20% for Q4-24 compared to Q4-23 primarily due to realized net performance income from ACOF VI in Q4-24, partially offset by the decrease in Fee Related Earnings. Realized Income increased by 6% for FY-24 compared to FY-23 primarily driven by the increase in Fee Related Earnings, partially offset by lower realized net performance income from ACOF IV in FY-24
- Gross Capital Deployment totaled $0.1 billion and $0.4 billion for Q4-24 and FY-24, respectively primarily within corporate private equity

Financial Summary and Highlights

$ in thousands	Q4-24	Q4-23	% Change	FY-24	FY-23[2]	% Change
Management and other fees	$34,441	$37,708	(9)%	$138,825	$128,414	8%
Fee Related Earnings	**14,181**	**17,091**	**(17)**	**60,546**	**53,057**	**14**
Realized net performance income	5,168	436	NM	6,965	12,732	(45)
Realized net investment loss	(3,516)	(4,330)	19	(18,736)	(19,664)	5
Realized Income	**$15,833**	**$13,197**	**20**	**$48,775**	**$46,125**	**6**

$ in billions	Q4-24	Q4-23	% Change	FY-24	FY-23	% Change
Gross Capital Deployment	**$0.1**	**$0.6**	**(83)%**	**$0.4**	**$1.8**	**(78)%**
AUM	**24.0**	**24.5**	**(2)**			
FPAUM	**11.4**	**13.1**	**(13)**			

Strategy Performance Highlights

Q4-24 / FY-24 gross returns[3]

Corporate Private Equity
0.2% / 2.4%

Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 41 for additional information.

17

18 Note: Past performance is not indicative of future results. Please refer to the endnotes on slide 42 for additional information. Financial Summary and Highlights Private Equity Secondaries 0.9% / (5.6)% Strategy Performance Highlights Real Estate Secondaries (0.5)% / (4.6)% Q4-24 / FY-24 gross returns(2) Secondaries Group(1) • Management and other fees increased by 13% for both Q4-24 and FY-24, compared to Q4-23 and FY-23, primarily driven by higher management fees from capital raised by APMF and commitments to our third infrastructure secondaries fund ◦ Management fees in Q4-24 and FY-24 included catch-up fees of $4.9 million and $1.9 million, respectively, primarily from our third infrastructure secondaries fund ◦ Management fees in Q4-23 and FY-23 included catch-up fees of $7.5 million and $7.9 million, respectively, from LREF IX • Fee related performance revenues increased by 16% and 126% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, driven by APMF • Fee Related Earnings increased by 18% and 21% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily due to the increases in management fees and net fee related performance revenues • Realized Income increased by 17% and 19% for Q4-24 and FY-24, respectively, compared to Q4-23 and FY-23, primarily driven by the increases in Fee Related Earnings • Gross Capital Deployment totaled $1.9 billion and $5.1 billion for Q4-24 and FY-24, respectively, primarily driven by $1.1 billion and $2.7 billion in private equity secondaries and $0.4 billion and $1.2 billion in real estate secondaries for Q4-24 and FY-24, respectively to Q4-23 and FY-23, primarily driven by lower operating $ in thousands Q4-24 Q4-23 % Change FY-24 FY-23 % Change Management and other fees $56,743 $50,354 13% $197,509 $174,964 13% Fee related performance revenues 8,201 7,045 16 28,834 12,782 126 Fee Related Earnings 39,172 33,125 18 126,172 104,387 21 Realized net performance income — — — 471 782 (40) Realized net investment income (loss) 310 704 (56) (6,703) (4,113) (63) Realized Income $39,482 $33,829 17 $119,940 $101,056 19 $ in billions Q4-24 Q4-23 % Change FY-24 FY-23 % Change Gross Capital Deployment $1.9 $0.8 138% $5.1 $2.2 132% AUM 29.2 24.7 18 FPAUM 22.4 19.1 17

Supplemental Details

20 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 36-37. 2. Includes fee related performance compensation of $98.2 million and (105,499) for Q4-24 and Q4-23, respectively, for the Credit Group and $0.0 million and $0.0 million for Q4-24 and Q4-23, respectively, for the Real Assets Group. Quarter ended December 31, 2024 $ in thousands Credit Group Real Assets Group Private Equity Group Secondaries Group Other Operations Management Group Total(1) Management fees $574,736 $102,812 $34,004 $56,637 $12,503 $— $780,692 Fee related performance revenues 153,783 — — 8,201 — — 161,984 Other fees 10,907 8,480 437 106 127 5,291 25,348 Compensation and benefits (136,618) (40,954) (14,093) (16,469) (3,545) (126,629) (338,308) Compensation and benefits—fee related performance compensation (98,197) — — (1,850) — — (100,047) General, administrative and other expenses (45,850) (12,911) (6,167) (7,453) (1,543) (59,505) (133,429) Fee related earnings 458,761 57,427 14,181 39,172 7,542 (180,843) 396,240 Performance income—realized 204,988 35,993 34,267 — — — 275,248 Performance related compensation—realized (134,667) (22,149) (29,099) — — — (185,915) Realized net performance income 70,321 13,844 5,168 — — — 89,333 Investment income (loss)—realized 3,270 5,776 639 2,175 (249) (947) 10,664 Interest income 5,952 4,106 1,958 908 4,341 432 17,697 Interest expense (9,166) (6,942) (6,113) (2,773) (12,469) (421) (37,884) Realized net investment income (loss) 56 2,940 (3,516) 310 (8,377) (936) (9,523) Realized income $529,138 $74,211 $15,833 $39,482 $(835) $(181,779) $476,050 Quarter ended December 31, 2023 $ in thousands Credit Group Real Assets Group Private Equity Group Secondaries Group Other Operations Management Group Total(1) Management fees $503,892 $103,974 $37,260 $50,345 $8,022 $— $703,493 Fee related performance revenues 166,467 — — 7,045 — — 173,512 Other fees 10,830 5,079 448 9 106 5,480 21,952 Compensation and benefits (136,313) (37,638) (15,224) (13,590) (6,053) (99,799) (308,617) Compensation and benefits—fee related performance compensation (105,499) — — (2,469) — — (107,968) General, administrative and other expenses (33,201) (13,324) (5,393) (8,215) (999) (52,514) (113,646) Fee related earnings 406,176 58,091 17,091 33,125 1,076 (146,833) 368,726 Performance income—realized 217,571 6,578 2,182 — — — 226,331 Performance related compensation—realized (143,184) (4,004) (1,746) — — — (148,934) Realized net performance income 74,387 2,574 436 — — — 77,397 Investment income (loss)—realized 1,426 2,157 418 2,737 1,445 (106) 8,077 Interest income 4,248 1,234 5 171 3,686 504 9,848 Interest expense (6,660) (4,404) (4,753) (2,204) (11,358) (96) (29,475) Realized net investment income (loss) (986) (1,013) (4,330) 704 (6,227) 302 (11,550) Realized income $479,577 $59,652 $13,197 $33,829 $(5,151) $(146,531) $434,573 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 36-37.

21 Year ended December 31, 2024 $ in thousands Credit Group Real Assets Group Private Equity Group Secondaries Group Other Operations Management Group Total(1) Management fees $2,177,816 $401,968 $137,130 $197,287 $43,229 $— $2,957,430 Fee related performance revenues 202,703 — — 28,834 — — 231,537 Other fees 41,819 27,263 1,695 222 523 20,357 91,879 Compensation and benefits (558,574) (160,357) (56,830) (58,287) (21,482) (421,268) (1,276,798) Compensation and benefits—fee related performance compensation (133,735) — — (8,003) — — (141,738) General, administrative and other expenses (161,872) (56,768) (21,449) (33,881) (6,584) (220,019) (500,573) Fee related earnings 1,568,157 212,106 60,546 126,172 15,686 (620,930) 1,361,737 Performance income—realized 326,202 60,317 43,299 361 — — 430,179 Performance related compensation—realized (207,794) (37,283) (36,334) 110 — — (281,301) Realized net performance income 118,408 23,034 6,965 471 — — 148,878 Investment income (loss)—realized 21,159 5,184 1,926 2,565 9,467 (650) 39,651 Interest income 11,671 7,649 1,970 972 35,810 1,723 59,795 Interest expense (34,578) (24,131) (22,632) (10,240) (50,659) (701) (142,941) Realized net investment income (loss) (1,748) (11,298) (18,736) (6,703) (5,382) 372 (43,495) Realized income $1,684,817 $223,842 $48,775 $119,940 $10,304 $(620,558) $1,467,120 Year ended December 31, 2023 $ in thousands Credit Group Real Assets Group Private Equity Group Secondaries Group Other Operations Management Group Total(1) Management fees $1,853,326 $389,437 $126,721 $174,942 $27,087 $— $2,571,513 Fee related performance revenues 167,333 334 — 12,782 — — 180,449 Other fees 36,640 29,695 1,693 22 374 23,685 92,109 Compensation and benefits (518,675) (154,581) (58,408) (56,467) (15,812) (361,124) (1,165,067) Compensation and benefits—fee related performance compensation (106,066) 711 — (5,693) — — (111,048) General, administrative and other expenses (115,546) (46,789) (16,949) (21,199) (3,119) (200,613) (404,215) Fee related earnings 1,317,012 218,807 53,057 104,387 8,530 (538,052) 1,163,741 Performance income—realized 323,733 20,990 65,716 5,460 — — 415,899 Performance related compensation—realized (211,976) (12,768) (52,984) (4,678) — — (282,406) Realized net performance income 111,757 8,222 12,732 782 — — 133,493 Investment income (loss)—realized 36,490 3,392 (712) 4,523 2,962 (470) 46,185 Interest income 9,788 3,165 38 344 13,831 1,218 28,384 Interest expense (29,732) (16,391) (18,990) (8,980) (32,026) (156) (106,275) Realized net investment income (loss) 16,546 (9,834) (19,664) (4,113) (15,233) 592 (31,706) Realized income $1,445,315 $217,195 $46,125 $101,056 $(6,703) $(537,460) $1,265,528 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 36-37. 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 36-37. 2. Includes fee related performance compensation of $133.7 million and $106.1 million for FY-24 and FY-23, respectively, for the Credit Group and $0.0 million and $0.7 million for FY-24 and FY-23, respectively, for the Real Assets Group. 3. Represents results of Landmark following the acquisition close date of June 2, 2021.

Realized Income per Share Data

$ in thousands, except share data	Quarter ended December 31, 2024	Quarter ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
After-tax Realized Income				
Realized Income before taxes	$476,050	$434,573	$1,467,120	$1,265,528
Entity level foreign, state and local taxes	(6,152)	(9,808)	(28,458)	(28,606)
Realized Income before corporate income taxes	**469,898**	**424,765**	**1,438,662**	**1,236,922**
Corporate income taxes[1]	(35,213)	(24,383)	(90,839)	(51,208)
After-tax Realized Income	**$434,685**	**$400,382**	**$1,347,823**	**$1,185,714**
After-tax Realized Income per share[2]	**$1.30**	**$1.26**	**$4.15**	**$3.77**
After-tax Realized Income per share of Class A and non-voting common stock				
Realized Income before corporate income taxes	$469,898	$424,765	$1,438,662	$1,236,922
x Average ownership % of Ares Operating Group	64.71%	61.75%	63.74%	60.93%
Realized Income before corporate income taxes attributable to Class A and non-voting common stockholders	**$304,071**	**$262,292**	**$916,978**	**$753,713**
Corporate income taxes[1]	(35,213)	(24,383)	(90,839)	(51,208)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$268,858**	**$237,909**	**$826,139**	**$702,505**
After-tax Realized Income per share of Class A and non-voting common stock[3]	**$1.23**	**$1.21**	**$3.97**	**$3.65**

1. Corporate income taxes represent accrued corporate taxes, net of deductions, to be paid or benefits to be received by Ares:
   - Corporate income taxes excludes the effects of $23.9 million, $34.5 million and $55.1 million, $97.6 million, for Q4-24, Q4-23 and FY-24, FY-23, respectively, of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income, as these incomes have been excluded from RI.
   - The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles.
   - Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $18.2 million, $34.6 million and $70.8 million, $99.2 million for Q4-24, Q4-23 and FY-24, FY-23, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.09, $0.18 and $0.34, $0.52, and decreased the RI cash tax rate by 6.3%, 12.9% and 7.6%, 12.9% for Q4-24, Q4-23 and FY-24, FY-23, respectively, from the Company's statutory tax rate of 23.5% and 24.0% for FY-24 and FY-23, respectively.
   - Corporate Income taxes represent the current portion of our GAAP tax provision and is presented before giving effect to the tax benefits recorded in connection with the Tax Receivable Agreement ("TRA"). As a result, a higher corporate income tax is used to calculate after-tax RI per share than the current taxes paid by the Company. The current tax benefits associated with the TRA, which represent 85.0% of the tax benefits, were $16.8 million and $8.3 million for FY-24 and, FY-23, respectively.
2. Weighted-average shares used for after-tax RI per share for Q4-24 and Q4-23 were 334,358,818 and 318,728,473, respectively. YTD after-tax realized income per share represents the sum of the last four quarters.
3. Weighted-average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-24 and Q4-23 were 219,480,058 and 196,801,131, respectively. YTD after-tax realized income per share represents the sum of the last four quarters.

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Weighted-Average Shares

	Q4-24		Q4-23	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted-average shares of Class A and non-voting common stock	202,602,918	202,602,918	189,762,660	189,762,660
Ares Operating Group Units exchangeable into shares of Class A common stock[2]	110,476,048	—	117,566,685	—
Dilutive effect of Series B mandatory convertible preferred stock[3]	8,802,984	8,802,984	—	—
Dilutive effect of unvested restricted common units[3]	12,476,868	8,074,156	11,174,796	6,899,956
Dilutive effect of unexercised options[3]	—	—	224,332	138,515
Total Weighted-Average Shares Used For Realized Income[4]	**334,358,818**	**219,480,058**	**318,728,473**	**196,801,131**

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (64.71% and 61.75% as of December 31, 2024 and 2023, respectively).
2. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
3. We apply the if-converted and treasury stock methods to determine the dilutive weighted-average common shares represented by (i) our Series B mandatory convertible preferred stock convertible to shares of Class A common stock; (ii) restricted units to be settled in shares of Class A common stock; and (iii) options to acquire shares of Class A common stock. Under the if-converted method, shares of our Series B mandatory convertible preferred stock are presumed to be converted to shares of Class A common stock as of the beginning of the period, thus increasing the weighted-average number of shares and the dilutive effect of these securities. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation or winding up of Ares.

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24 Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income as of December 31, 2024 Balance Sheet 1. Unconsolidated investments includes $793.2 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $61.8 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,495.1 million. 2. As of December 31, 2023, gross and net accrued performance income on a GAAP basis was $3,413.0 million and $898.4 million, respectively, and on an unconsolidated basis was $3,433.1 million and $918.5 million, respectively. The unconsolidated basis includes $46.9 million and $20.1 million, respectively, of accrued performance income as of December 31, 2024 and December 31, 2023, related to our insurance platform that has been eliminated upon consolidation. Net accrued performance income represents accrued carried interest allocation and excludes net performance income—realized that has been recognized but not yet received by the Company as of the reporting date. 3. Represents the sum of our cash, cash equivalents and available capacity on our revolving credit facility as of December 31, 2024. Credit Real Assets Private Equity Secondaries SLIDE REVIEWED AND CONFIRMED FINAL IN BOARD DECK Net Accrued Performance Income by Group(2) 67% 20% 12% 5% December 31, 2024 57% 19% 21% 5% December 31, 2023 $898.4 million $957.9 million Financial Strength Metrics BBB+ / A- Rated by S&P and Fitch $2,908.0 million Available Liquidity(3) $ in millions As of December 31, 2024 Cash and cash equivalents $1,508.0 Term debt obligations 2,558.9 Amount drawn on $1,400.0 revolving credit facility — GAAP Unconsolidated Corporate investment portfolio(1) $1,149.7 $1,881.1 Gross accrued performance income(2) 3,495.1 3,542.0 Net accrued performance income(2) 957.9 1,004.8 Net Accrued Performance Income Rollforward $898.4 $957.9 Q4-23 (+) Net Change in Unrealized (-) Net Realizations Q4-24 ($ in millions) $165.9 $106.4

25 Balance Sheet Investments by Strategy(1) $ in millions As of December 31, 2024 As of December 31, 2023 Credit Liquid Credit $139.8 $127.3 Alternative Credit 25.5 37.8 Opportunistic Credit 36.8 42.8 U.S. Direct Lending 93.6 84.6 European Direct Lending 40.3 55.7 APAC Credit 10.1 32.9 Credit $346.1 $381.1 Real Assets North American Real Estate Equity $78.5 $95.9 European Real Estate Equity 11.2 10.3 Real Estate Debt 147.5 185.5 Infrastructure Opportunities 33.4 28.6 Infrastructure Debt 41.4 33.3 Real Assets $312.0 $353.6 Private Equity Corporate Private Equity $307.0 $277.3 APAC Private Equity 13.9 21.9 Private Equity $320.9 $299.2 Secondaries Private Equity Secondaries $128.1 $105.9 Real Estate Secondaries 12.3 11.9 Infrastructure Secondaries 5.1 2.8 Credit Secondaries 0.2 — Secondaries $145.7 $120.6 Other Insurance(2) $389.1 $510.4 Other Investments 367.3 376.4 Other $756.4 $886.8 Total $1,881.1 $2,041.3 1. As of December 31, 2024, the fair value of our corporate investment portfolio was $1,149.7 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $793.2 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $61.8 million of investments that are attributable to non- controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,495.1 million. 2. The fair value of our insurance investment decreased during FY-24, primarily attributable to the rebalancing of capital commitments upon admitting new limited partners. The decrease includes the return of capital and reversal of previously recognized unrealized gains of $98.5 million and $51.2 million, respectively, for which we were compensated $24.3 million in subsequent close interest.

AUM Rollforward

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
		Q4-24 AUM Rollforward				
Q3-24 Ending Balance	**$335,318**	**$70,353**	**$24,504**	**$27,255**	**$6,365**	**$463,795**
Acquisitions	—	2,488	—	—	—	2,488
Net new par/equity commitments	11,606	2,863	83	1,929	1,787	18,268
Net new debt commitments	8,943	1,095	—	—	—	10,038
Capital reductions	(1,432)	(496)	—	—	—	(1,928)
Distributions	(3,207)	(962)	(445)	(268)	(206)	(5,088)
Redemptions	(1,227)	(162)	—	—	—	(1,389)
Net allocations among investment strategies	477	20	—	—	(497)	—
Change in fund value	(1,620)	99	(101)	237	(353)	(1,738)
Q4-24 Ending Balance	**$348,858**	**$75,298**	**$24,041**	**$29,153**	**$7,096**	**$484,446**
QoQ change	**$13,540**	**$4,945**	**$(463)**	**$1,898**	**$731**	**$20,651**

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
		FY-24 AUM Rollforward				
Q4-23 Ending Balance	**$299,350**	**$65,413**	**$24,551**	**$24,760**	**$4,772**	**$418,846**
Acquisitions	362	2,488	—	—	71	2,921
Net new par/equity commitments	39,343	7,367	519	4,453	6,442	58,124
Net new debt commitments	29,268	4,049	—	625	—	33,942
Capital reductions	(10,546)	(1,086)	(4)	—	—	(11,636)
Distributions	(16,864)	(3,475)	(704)	(880)	(817)	(22,740)
Redemptions	(5,252)	(1,093)	(2)	—	—	(6,347)
Net allocations among investment strategies	2,828	20	(47)	25	(2,826)	—
Change in fund value	10,369	1,615	(272)	170	(546)	11,336
Q4-24 Ending Balance	**$348,858**	**$75,298**	**$24,041**	**$29,153**	**$7,096**	**$484,446**
YoY change	**$49,508**	**$9,885**	**($510)**	**$4,393**	**$2,324**	**$65,600**

Credit
- AUM increased by 17% from Q4-23, primarily driven by commitments to SDL III, ACE VI and our third opportunistic credit fund, and by capital raised by our BDCs and by our open-ended European direct lending fund

Real Assets
- AUM increased by 15% from Q4-23 primarily driven by commitments to funds across our real estate debt strategy and by the acquisition of WSM

Private Equity
- AUM decreased by 2% from Q4-23 as commitments to our seventh corporate private equity fund were offset by distributions from certain funds within the corporate private equity strategy

Secondaries
- AUM increased by 18% from Q4-23, primarily driven by capital raised by APMF and by commitments to our infrastructure secondaries strategy

Other Businesses
- AUM increased by 49% from Q4-23, primarily driven by additional managed assets from our insurance platform

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FPAUM Rollforward

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
Q4-24 FPAUM Rollforward						
Q3-24 Ending Balance	**$205,237**	**$43,113**	**$12,283**	**$21,092**	**$5,070**	**$286,795**
Acquisitions	—	1,554	—	—	—	1,554
Commitments	4,252	767	—	779	1,396	7,194
Deployment/subscriptions/increase in leverage	8,259	672	12	204	—	9,147
Capital reductions	(2,826)	—	—	—	—	(2,826)
Distributions	(3,432)	(708)	—	(208)	(206)	(4,554)
Redemptions	(905)	(162)	—	—	—	(1,067)
Net allocations among investment strategies	672	20	—	—	(692)	—
Change in fund value	(1,965)	(240)	12	180	(76)	(2,089)
Change in fee basis	(147)	(928)	(880)	354	—	(1,601)
Q4-24 Ending Balance	**$209,145**	**$44,088**	**$11,427**	**$22,401**	**$5,492**	**$292,553**
QoQ change	**$3,908**	**$975**	**$(856)**	**$1,309**	**$422**	**$5,758**

$ in millions	Credit	Real Assets	Private Equity	Secondaries	Other Businesses	Total
FY-24 FPAUM Rollforward						
Q4-23 Ending Balance	**$185,280**	**$41,338**	**$13,124**	**$19,040**	**$3,575**	**$262,357**
Acquisitions	244	1,554	—	—	55	1,853
Commitments	19,326	3,440	—	2,793	5,745	31,304
Deployment/subscriptions/increase in leverage	29,479	3,180	47	395	174	33,275
Capital reductions	(11,972)	(12)	—	—	—	(11,984)
Distributions	(14,843)	(2,157)	(54)	(505)	(817)	(18,376)
Redemptions	(5,252)	(1,093)	(2)	—	—	(6,347)
Net allocations among investment strategies	3,453	20	—	—	(3,473)	—
Change in fund value	2,144	(156)	(21)	41	234	2,242
Change in fee basis	1,286	(2,026)	(1,667)	637	(1)	(1,771)
Q4-24 Ending Balance	**$209,145**	**$44,088**	**$11,427**	**$22,401**	**$5,492**	**$292,553**
YoY change	**$23,865**	**$2,750**	**$(1,697)**	**$3,361**	**$1,917**	**$30,196**

Credit	FPAUM increased by 13% from Q4-23, primarily driven by deployment of capital in funds across our U.S. and European direct lending and alternative credit strategies, and by capital raised by our BDCs
Real Assets	FPAUM increased by 7% from Q4-23 primarily driven by the acquisition of WSM, and by commitments to our fourth European value-add real estate equity fund
Private Equity	FPAUM decreased by 13% from Q4-23, primarily driven by the reduction in fee basis due to the change from committed capital to invested capital for an energy opportunities fund, and a corporate private equity extended value fund will no longer pay fees as of the end of the fourth quarter of 2024
Secondaries	FPAUM increased by 18% from Q4-23, primarily driven by capital raised by APMF and by commitments to our infrastructure secondaries strategy
Other Businesses	FPAUM increased by 54% from Q4-23, primarily driven by additional managed assets from our insurance platform

27

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28 AUM and FPAUM by Strategy As of December 31, 2024 $ in billions AUM % AUM FPAUM % FPAUM Credit Liquid Credit $46.9 13% $44.6 21% Alternative Credit 41.5 12 29.4 14 Opportunistic Credit 14.9 4 7.9 4 U.S. Direct Lending(1) 159.1 46 86.4 41 European Direct Lending 74.6 21 35.8 17 APAC Credit 11.5 3 5.1 3 Other 0.3 1 — — Credit $348.8 100% $209.2 100% Real Assets North American Real Estate Equity $33.0 44% $22.7 51% European Real Estate Equity 7.8 10 6.3 14 Real Estate Debt 17.5 23 3.9 9 Infrastructure Opportunities 7.4 10 5.1 12 Infrastructure Debt 9.6 13 6.1 14 Real Assets $75.3 100% $44.1 100% Private Equity Corporate Private Equity $21.0 88% $9.9 87% APAC Private Equity 3.0 13 1.5 13 Private Equity $24.0 101% $11.4 100% Secondaries Private Equity Secondaries $15.8 54% $12.8 57% Real Estate Secondaries 7.8 27 6.4 29 Infrastructure Secondaries 3.7 12 2.6 13 Credit Secondaries 1.9 7 0.6 1 Secondaries $29.2 100% $22.4 100% Other Businesses Insurance(2) $6.4 90% $5.4 98% Other 0.7 10 0.1 2 Other Businesses $7.1 100% $5.5 100% Total $484.4 $292.6 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction 1. or sub-adviser for zero other vehicle 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $32.3 billion, $10.1 billion and $4.1 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 20 vehicles as of December 31, 2024. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital partners. 2. Excludes $12.3 billion of AUM and $12.0 billion of FPAUM that is sub-advised by Ares vehicles and included within other strategies.

Credit Group Fund Performance Metrics

The following table presents the performance data for funds that are not drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[3] Gross	Since Inception[3] Net	Primary Investment Strategy
ARCC[4]*	2004	$32,302	N/A	3.0	N/A	13.8	N/A	12.1	U.S. Direct Lending
CADC[5]*	2017	7,208	N/A	2.1	N/A	10.2	N/A	6.9	U.S. Direct Lending
Open-ended core alternative credit fund[6]*	2021	5,841	2.8	2.1	14.6	10.9	11.6	8.6	Alternative Credit
ASIF[5]*	2023	13,711	N/A	2.9	N/A	11.4	N/A	11.8	U.S. Direct Lending

The following table presents the performance data for our drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[7]	Unrealized Value[8]	Total Value	MoIC Gross[9]	MoIC Net[10]	IRR(%) Gross[11]	IRR(%) Net[12]	Primary Investment Strategy
Funds Deploying Capital												
PCS II*	2020	$6,023	$5,114	$3,552	$907	$3,572	$4,479	1.3x	1.2x	12.5	8.6	U.S. Direct Lending
ACE V Unlevered[13]*	2020	16,256	7,026	5,194	1,058	5,198	6,256	1.3x	1.2x	11.3	8.4	European Direct Lending
ACE V Levered[13]*			6,376	4,693	1,504	4,835	6,339	1.4x	1.3x	15.9	11.9	
ASOF II*	2021	8,596	7,128	4,725	13	5,939	5,952	1.4x	1.3x	18.8	13.6	Opportunistic Credit
ACE VI Unlevered[14]*	2022	20,086	7,439	1,197	29	1,282	1,311	1.1x	1.1x	21.7	15.9	European Direct Lending
ACE VI Levered[14]*			9,667	2,943	119	3,179	3,298	1.2x	1.1x	23.0	16.1	
SDL III Unlevered*	2023	23,121	3,311	747	6	771	777	1.1x	1.0x	NM	NM	U.S. Direct Lending
SDL III Levered*			11,959	2,038	47	2,175	2,222	1.1x	1.1x	NM	NM	

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 38-39 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Credit Group Fund Performance Metrics (cont'd)

The following table presents the performance data for our drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[7]	Unrealized Value[8]	Total Value	MoIC Gross[9]	MoIC Net[10]	IRR(%) Gross[11]	IRR(%) Net[12]	Primary Investment Strategy
Funds Harvesting Investments												
SSF IV	2015	$1,172	$1,515	$1,402	$1,195	$1,041	$2,236	1.7x	1.6x	9.4	8.1	Opportunistic Credit
ACE III[15]	2015	2,146	2,822	2,278	2,347	1,077	3,424	1.6x	1.4x	9.2	6.6	European Direct Lending
SSG Fund IV	2016	831	1,181	1,731	1,522	535	2,057	1.3x	1.2x	12.6	8.0	APAC Credit
PCS I	2017	2,890	3,365	2,653	2,553	1,291	3,844	1.5x	1.4x	11.6	8.3	U.S. Direct Lending
SSG Fund V	2018	1,943	1,878	2,369	2,321	428	2,749	1.3x	1.2x	24.9	15.0	APAC Credit
SDL I Unlevered	2018	3,192	922	872	668	432	1,100	1.3x	1.3x	9.2	7.2	U.S. Direct Lending
SDL I Levered			2,045	2,022	1,779	1,028	2,807	1.5x	1.4x	15.0	11.3	
ACE IV Unlevered[16]*	2018	8,252	2,851	2,190	1,402	1,441	2,843	1.4x	1.3x	8.2	5.9	European Direct Lending
ACE IV Levered[16]*			4,819	3,728	2,377	2,881	5,258	1.5x	1.4x	11.4	8.2	
ASOF I	2019	3,517	3,518	3,135	2,546	2,473	5,019	1.8x	1.6x	21.0	16.0	Opportunistic Credit
Pathfinder I*	2020	4,227	3,683	3,177	566	3,503	4,069	1.4x	1.3x	15.3	11.0	Alternative Credit
SDL II Unlevered*	2021	16,396	1,989	1,529	274	1,537	1,811	1.2x	1.2x	12.1	9.6	U.S. Direct Lending
SDL II Levered*			6,047	4,269	1,222	4,283	5,505	1.4x	1.3x	19.2	14.6	

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 38-39 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Real Assets Group Fund Performance Metrics

The following table presents the performance data for funds that are not drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Returns(%) Quarter-to-Date Gross	Quarter-to-Date Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[3] Gross	Since Inception[3] Net	Primary Investment Strategy
Diversified non-traded REIT[4]*	2012	$5,663	N/A	2.6	N/A	(0.4)	N/A	6.1	North American Real Estate Equity
Industrial non-traded REIT[5]*	2017	7,354	N/A	1.9	N/A	0.8	N/A	8.5	North American Real Estate Equity
Open-ended industrial real estate fund[6]*	2017	5,083	3.4	3.1	4.3	3.3	17.5	14.3	North American Real Estate Equity

The following table presents the performance data for our drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[7]	Unrealized Value[8]	Total Value	MoIC Gross[9]	MoIC Net[10]	IRR(%) Gross[11]	IRR(%) Net[12]	Primary Investment Strategy
Fund Deploying Capital												
IDF V[13]*	2020	$4,849	$4,585	$3,813	$912	$3,550	$4,462	1.2x	1.2x	12.9	10.1	Infrastructure Debt
Funds Harvesting Investments												
USPF IV	2010	758	1,688	2,121	2,057	752	2,809	1.3x	1.2x	5.5	2.3	Infrastructure Opportunities
US VIII	2013	151	824	836	1,536	99	1,635	2.0x	1.7x	20.6	16.7	North American Real Estate Equity
EF IV[14]	2014	294	1,299	1,155	1,542	211	1,753	1.6x	1.4x	14.1	9.5	European Real Estate Equity
EPEP II[15]	2015	158	747	623	639	146	785	1.3x	1.1x	9.8	5.9	European Real Estate Equity
EIF V	2015	764	801	1,439	1,552	684	2,236	1.6x	1.7x	18.2	13.3	Infrastructure Opportunities
US IX	2017	658	1,040	965	1,160	572	1,732	1.8x	1.5x	18.9	15.8	North American Real Estate Equity
EF V[16]	2018	1,647	1,968	1,743	714	1,449	2,163	1.3x	1.1x	8.7	4.1	European Real Estate Equity
IDF IV[17]	2018	2,458	4,012	4,474	2,923	2,233	5,156	1.2x	1.2x	6.5	5.3	Infrastructure Debt
AREOF III	2019	1,447	1,697	1,456	806	1,055	1,861	1.3x	1.1x	13.8	7.4	North American Real Estate Equity

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slides 39-41 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Private Equity Group Fund Performance Metrics

The following table presents the performance data for our drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MoIC		IRR(%)		Primary Investment Strategy
								Gross[6]	Net[7]	Gross[8]	Net[9]	
Fund Deploying Capital												
ACOF VI*	2020	$8,142	$5,743	$5,256	$1,471	$7,248	$8,719	1.6x	1.4x	23.0	17.0	Corporate Private Equity
Funds Harvesting Investments												
ACOF IV	2012	997	4,700	4,319	9,265	843	10,108	2.3x	1.9x	19.0	13.7	Corporate Private Equity
ACOF V*	2017	7,827	7,850	7,611	3,510	7,350	10,860	1.4x	1.3x	8.1	6.1	Corporate Private Equity
AEOF	2018	590	1,120	977	228	379	607	0.6x	0.5x	(10.2)	(12.4)	Corporate Private Equity

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to endnotes on slide 41 for additional information.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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Secondaries Group Fund Performance Metrics

The following table presents the performance data for our drawdown funds as of December 31, 2024:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[3]	Unrealized Value[4]	Total Value	MoIC		IRR(%)		Primary Investment Strategy
								Gross[5]	Net[6]	Gross[7]	Net[8]	
Funds Harvesting Investments												
LEP XV[9]	2013	$1,163	$3,250	$2,635	$3,099	$505	$3,604	1.5x	1.4x	15.9	10.6	Private Equity Secondaries
LEP XVI[9]*	2016	4,347	4,896	3,945	2,079	2,973	5,052	1.4x	1.3x	18.4	11.6	Private Equity Secondaries
LREF VIII[9]	2016	2,988	3,300	2,682	1,537	1,833	3,370	1.4x	1.3x	16.2	10.4	Real Estate Secondaries

Note: Past performance is not indicative of future results. Return information presented may not reflect actual returns earned by investors in the applicable fund. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. Please refer to the endnotes on slide 42 for additional information.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

* Denotes significant funds, which represent commingled funds that contributed at least 1% of total management fees or comprised at least 1% of Ares' total FPAUM for the past two consecutive quarters. All other funds included in the table were previously reported as significant funds.

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0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Reconciliation and Disclosures

35 Corporate Data Board of Directors Michael Arougheti Co-Founder and Chief Executive Officer of Ares Ashish Bhutani Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd Antoinette Bush Senior Advisor to News Corp Kipp deVeer Co-President Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder and Chief Executive Officer Kipp deVeer Co-President Blair Jacobson Co-President David Kaplan Co-Founder Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Corporate Secretary Corporate Headquarters 1800 Avenue of the Stars Suite 1400 Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Barclays Benjamin Budish (212) 526-2418 Deutsche Bank Brian Bedell (212) 250-6600 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Dan Fannon (415) 229-1523 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Kyle Voigt (212) 887-7715 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 Redburn Atlantic Nicolas Watts +44 20 7000 2187 TD Cowen Bill Katz (212) 468-7802 Research Coverage (Con’t) UBS Investment Bank Brennan Hawken (212) 713-9439 Wells Fargo Michael C. Brown (212) 214-8070 Wolfe Research Steven Chubak (646) 582-9315 Investor Relations Contacts Greg Mason Partner/Co-Head of Public Markets Investor Relations Tel: (314) 282-2533 gmason@aresmgmt.com Carl Drake Partner/Senior Advisor to Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Samantha Platt Vice President Tel: (914) 304-8319 splatt@aresmgmt.com General IR Contact Tel (U.S.): (888) 818-5298 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Securities Listing NYSE: ARES Transfer Agent Equiniti Trust Company, LLC

GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

	Quarter ended December 31,		Year ended December 31,	
$ in thousands	2024	2023	2024	2023
Realized Income and Fee Related Earnings:				
Income before taxes	**$399,873**	**$483,100**	**$1,275,352**	**$1,333,063**
Adjustments:				
Amortization of intangibles	29,250	30,924	125,190	201,521
Depreciation expense	9,191	8,087	32,151	31,664
Equity compensation expense	86,584	62,455	352,851	255,419
Acquisition-related compensation expense[(1)]	21,776	5,503	38,150	7,334
Acquisition and merger-related expense	17,966	1,874	57,360	12,000
Placement fee adjustment	4,890	213	5,715	(5,819)
Other (income) expense, net	(4,262)	387	(12,172)	976
Income before taxes of non-controlling interests in consolidated subsidiaries	(4,119)	(10,357)	(22,267)	(17,249)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(60,781)	(98,757)	(302,846)	(278,119)
Total performance (income) loss—unrealized	(13,774)	79,163	(109,533)	(305,370)
Total performance related compensation—unrealized	28,345	(55,073)	36,823	206,923
Total net investment income—unrealized	(38,889)	(72,946)	(9,654)	(176,815)
Realized Income	**476,050**	**434,573**	**1,467,120**	**1,265,528**
Total performance income—realized	(275,248)	(226,331)	(430,179)	(415,899)
Total performance related compensation—realized	185,915	148,934	281,301	282,406
Total net investment loss—realized	9,523	11,550	43,495	31,706
Fee Related Earnings	**$396,240**	**$368,726**	**$1,361,737**	**$1,163,741**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

1. Represents bonus payments and contingent obligations (earnouts) recorded in connection with various acquisitions that are recorded as compensation expense.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

	Quarter ended December 31,		Year ended December 31,	
$ in thousands	2024	2023	2024	2023
Performance income and net investment income reconciliation:				
Carried interest allocation	$196,174	$76,751	$390,180	$618,579
Incentive fees	239,118	243,300	344,157	276,627
Carried interest allocation and incentive fees	**435,292**	**320,051**	**734,337**	**895,206**
Performance income—realized from Consolidated Funds	1,323	963	1,320	1,101
Fee related performance revenues	(161,984)	(173,512)	(231,537)	(180,449)
Total performance (income) loss—unrealized	(5,446)	82,507	(82,718)	(292,799)
Performance (income) loss of non-controlling interests in consolidated subsidiaries	6,063	(3,678)	8,777	(7,160)
Performance income—realized	**$275,248**	**$226,331**	**$430,179**	**$415,899**
Total consolidated other income	**$121,643**	**$199,643**	**$329,262**	**$499,037**
Net investment income from Consolidated Funds	(115,681)	(158,299)	(391,925)	(509,333)
Principal investment income	26,329	24,953	38,367	155,632
Other expense (income), net	(4,262)	387	(12,172)	976
Other expense (income) of non-controlling interests in consolidated subsidiaries	1,337	(5,288)	2,627	(1,203)
Investment income—unrealized	(38,889)	(72,946)	(9,654)	(176,815)
Total realized net investment loss	**$(9,523)**	**$(11,550)**	**$(43,495)**	**$(31,706)**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of stockholders to analyze our performance.

37

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38 The tables for each of the investment group highlights on slides 15-18 are a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to “Financial Details - Segmentsˮ on slides 20-21 for complete financial results. Credit Group 1. The Credit Group had ~615 investment and investor relations professionals, ~280 active funds, ~1,850 portfolio companies and ~1,750 alternative credit investments as of December 31, 2024. 2. Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the alternative credit strategy is represented by Pathfinder I. The net returns were 2.3% for Q4-24 and 7.8% for FY-24. • Performance for the opportunistic credit strategy is represented by the composite made up of ASOF I and ASOF II. The net fund-level returns were 2.3% for Q4-24 and 8.9% for FY-24. • Performance for the U.S. senior direct lending strategy is represented by the composite made up of SDL I and SDL II levered feeder funds. The net returns were 2.2% for Q4-24 and 12.9% for FY-24. The gross and net returns for the composite made up of the SDL I and SDL II unlevered feeder funds were 2.3% and 1.8% for Q4-24, respectively, and 11.8% and 9.3% for FY-24, respectively. • Performance for the U.S. junior direct lending strategy is represented by the composite made up of PCS I and PCS II. The net returns were 1.6% for Q4-24 and 9.7% for FY-24. • Performance for the European direct lending strategy is represented by the composite made up of ACE III, ACE IV and ACE V levered Euro-denominated feeder funds. Returns presented on slide 15 for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 2.1% for Q4-24 and 9.0% for FY-24. The gross and net returns for the composite made up of ACE III, ACE IV and ACE V U.S. dollar denominated feeder funds were 2.3% and 1.7% for Q4-24, respectively, and 12.1% and 8.9% for FY-24, respectively. • Performance for the APAC credit strategy is represented by the composite made up of SSG V and SSG VI. The net returns were 3.2% for Q4-24 and 19.4% for FY-24. 3. Since inception returns are annualized. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 5. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC and ASIF can be found in its filings with the SEC, which are not part of this report. 6. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. The fund is made up of a Main Class (“Class Mˮ) and a Constrained Class (“Class Cˮ). Class M includes investors electing to participate in all investments and Class C includes investors electing to be excluded from exposure to liquid investments. Returns presented in the table are for onshore Class M. The current quarter gross and net returns for Class M (offshore) are 2.9% and 2.0%, respectively. The year-to-date gross and net returns for Class M (offshore) are 14.9% and 10.4%, respectively. The since inception gross and net returns for Class M (offshore) are 11.6% and 8.2%, respectively. The current quarter gross and net returns for Class C (offshore) are 2.9% and 1.6%, respectively. The year-to-date gross and net returns for Class C (offshore) are 13.6% and 9.2%, respectively. The since inception gross and net returns for Class C (offshore) are 11.3% and 8.0%, respectively. 7. For funds other than our opportunistic credit funds, realized value represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. For our opportunistic credit funds, realized value represent the sum of all cash distributions to the fee-paying limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 8. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. For funds other than our opportunistic credit funds, the unrealized value is based on all partners. For our opportunistic credit funds, the unrealized value is based on the fee-paying limited partners. 9. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non- fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Investment Group Highlights and Fund Performance Endnotes

39 Credit Group (cont’d) 13. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V (G) Unlevered are 12.7% and 9.5%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.3x and 1.3x, respectively. The gross and net IRR for ACE V (G) Levered are 16.9% and 12.3%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.4x and 1.3x, respectively. The gross and net IRR for ACE V (D) Levered are 15.7% and 11.7%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.4x and 1.3x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 12.0% and 8.8%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 14. ACE VI is made up of six parallel funds, four denominated in Euros and two denominated in pound sterling: ACE VI (E) Unlevered, ACE VI (E) II Unlevered, ACE VI (G) Unlevered, ACE VI (E) Levered, ACE VI (E) II Levered, and ACE VI (G) Levered, and three feeder funds: ACE VI (D) Levered, ACE VI (Y) Unlevered and ACE VI (D) Rated Notes. ACE VI (E) II Levered includes ACE VI (D) Levered feeder fund and ACE VI (E) II Unlevered includes ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR and gross and net MoIC presented in the table are for ACE VI (E) Unlevered and ACE VI (E) Levered. Metrics for ACE VI (E) II Levered exclude the ACE VI (D) Levered feeder fund and metrics for ACE VI (E) II Unlevered exclude ACE VI (Y) Unlevered and ACE VI (D) Rated Notes feeder funds. The gross and net IRR for ACE VI (G) Unlevered are 22.2% and 15.9%, respectively. The gross and net MoIC for ACE VI (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (G) Levered are 18.9% and 7.7%, respectively. The gross and net MoIC for ACE VI (G) Levered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (E) II Unlevered are 22.4% and 17.5%, respectively. The gross and net MoIC for ACE VI (E) II Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (E) II Levered are 20.9% and 14.9%, respectively. The gross and net MoIC for ACE VI (E) II Levered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (D) Levered are 23.5% and 17.0%, respectively. The gross and net MoIC for ACE VI (D) Levered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (Y) Unlevered are 15.8% and 11.1%, respectively. The gross and net MoIC for ACE VI (Y) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE VI (D) Rated Notes are 26.0% and 14.0%, respectively. The gross and net MoIC for ACE VI (D) Rated Notes are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE VI Unlevered and ACE VI Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 15. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.1% and 7.2%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 16. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered and one feeder fund: ACE IV (D) Levered. ACE IV (E) Levered includes the ACE IV (D) Levered feeder fund. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered exclude the U.S. dollar denominated feeder fund. The gross and net IRR for ACE IV (G) Unlevered are 9.7% and 7.1%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.5x and 1.4x, respectively. The gross and net IRR for ACE IV (G) Levered are 12.7% and 9.1%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.6x and 1.4x, respectively. The gross and net IRR for ACE IV (D) Levered are 12.9% and 9.5%, respectively. The gross and net MoIC for ACE IV (D) Levered are 1.6x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Real Assets Group 1. The Real Assets Group had ~390 investment and investor relations professionals, ~555 properties, ~60 infrastructure assets and ~80 active funds as of December 31, 2024. 2. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the North American real estate equity strategy is represented by the composite made up of DEV II, AREOF III, US VIII, US IX and US X. The net returns were 1.6% for Q4-24 and 4.9% for FY-24. • Performance for the European real estate equity strategy is represented by the composite made up of EPEP II, EPEP III and EF V. EF V is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns presented on slide 16 for European real estate equity are shown for the Euro denominated composite as this is the base denomination of the funds. The net returns were 1.3% for Q4-24 and 0.4% for FY-24. The gross and net returns for the U.S. dollar denominated feeder fund for European real estate equity were 2.8% and 2.5% for Q4-24, respectively, and 1.3% and 1.3% for FY-24, respectively. • Performance for the infrastructure debt strategy is represented by the composite made up of U.S. dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were 3.5% for Q4-24 and 10.9% for FY-24. 3. Since inception returns are annualized. 4. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Investment Group Highlights and Fund Performance Endnotes (cont'd)

40 Investment Group Highlights and Fund Performance Endnotes (cont'd) Real Assets Group (cont’d) 5. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. 6. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 7. For the real estate and infrastructure opportunities funds, realized value represents distributions of operating income, interest income, other fees and proceeds from realizations of interests in portfolio investments. For the infrastructure debt funds, realized proceeds include distributions of operating income, sales and financing proceeds received to the limited partners. Realized value excludes any proceeds related to bridge financings. 8. For the real estate and infrastructure opportunities funds, the unrealized value represents the fair value of remaining investments. For the infrastructure debt funds, unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 9. For the real estate and infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the infrastructure debt funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/ or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. For the real estate and infrastructure opportunities funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter- end. For the infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. For the infrastructure debt funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 13. IDF V is made up of U.S. Dollar hedged, Euro unhedged, GBP hedged, Yen hedged, and single investor parallel funds. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the single investor U.S. Dollar parallel fund are 10.2% and 7.8%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 13.7% and 10.8%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the GBP hedged parallel fund are 12.3% and 9.3%, respectively. The gross and net MoIC for the GBP hedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 8.8% and 6.2%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF V are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 14. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 13.9% and 10.0%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 15. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 10.0% and 6.0%, respectively. The gross and net MoIC for the euro currency investors are 1.3x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

41 Real Assets Group (cont’d) 16. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 8.4% and 5.5%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 17. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 6.1% and 4.6%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 6.7% and 5.4%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the Yen hedged parallel fund are 4.2% and 2.9%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 4.7% and 3.6%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Private Equity Group 1. The Private Equity Group had ~85 investment and investor relations professionals, ~65 portfolio companies and ~60 active funds as of December 31, 2024. 2. Includes results of Crescent Point following the acquisition close date of October 2, 2023. 3. All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows: • Performance for the corporate private equity strategy is represented by the composite made up of ACOF V and ACOF VI. The net fund-level returns were (0.3)% for Q4-24 and 3.2% for FY-24. 4. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 5. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 6. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.8x for ACOF IV, 1.3x for ACOF V, 1.4x for ACOF VI and 0.5x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 13.8% for ACOF IV, 6.2% for ACOF V, 16.2% for ACOF VI and (12.4)% for AEOF. Investment Group Highlights and Fund Performance Endnotes (cont'd)

42 Secondaries Group 1. The Secondaries Group had ~100 investment and investor relations professionals, ~885 underlying limited partnership interests and ~85 active funds as of December 31, 2024. 2. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows: • Performance for the private equity secondaries is represented by the composite made up of LEP XVI and LEP XVII. The net returns were 0.4% for Q4-24 and (6.7)% for FY-24. • Performance for the real estate secondaries strategies is represented by LREF VIII. The net returns were (0.8)% for Q4-24 and (5.1)% for FY-24. 3. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 4. Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 5. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 8. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same. Investment Group Highlights and Fund Performance Endnotes (cont'd)

43 Glossary Ares Operating Group Entities Ares Operating Group entities or an “AOG Entityˮ refers to, collectively, Ares Holdings, L.P. (“Ares Holdingsˮ) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal of collateral adjusted for paydowns. AUM also includes the proceeds raised in the initial public offerings of special purpose acquisition companies (“SPACsˮ) sponsored by us, less any redemptions. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our stockholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Effective Management Fee Rate Effective management fee rate represents annualized management fees divided by the average fee paying AUM for the period, excluding the impact of catch-up fees.

44 Glossary (Cont'd) Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral. Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure that is a component of Realized Income, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and adjusts for certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Earnings Margin Fee related earnings margin represents the quotient of fee related earnings and the sum of segment management fees, fee related performance revenues and other fees. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and eligible to be received on a recurring basis; and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Capital Deployment Gross Capital Deployment refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offerings of SPACs sponsored by us, less any redemptions. With respect to Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ), Ares Strategic Income Fund (“ASIFˮ), our open-ended European direct lending fund and our infrastructure private BDC AUM, only Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC, ASIF and open-ended European direct lending fund are only included in IGAUM when Part II Fees are being generated.

45 Glossary (Cont'd) Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of stockholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC, CION Ares Diversified Credit Fund (“CADCˮ), ASIF, our open-ended European direct lending fund and our infrastructure private BDC. Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Part II Fees Part II Fees refers to fees from ARCC, ASIF, our open-ended European direct lending fund and our infrastructure private BDC that are paid in arrears as of the end of each calendar year when the respective cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of respective Part II Fees paid in all prior years since inception. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either incentive fees earned from funds with stated investment periods or carried interest.

46 Glossary (Cont'd) Perpetual Capital Perpetual Capital refers to the AUM of: (i) our publicly-traded vehicles, including ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ) and Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ); (ii) our non-listed retail vehicles, including ASIF, CADC, open-ended European direct lending fund and our infrastructure private BDC, our non- traded real estate investment trusts (“REITsˮ) and Ares Private Markets Fund (“APMFˮ); (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ); and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the perpetual capital criteria. Perpetual Capital - Private Commingled Funds refers to commingled funds that meet the perpetual capital criteria, not including our publicly-traded vehicles or non-traded vehicles. Perpetual capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles. Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding: (i) operating results of our Consolidated Funds; (ii) depreciation and amortization expense; (iii) the effects of changes arising from corporate actions; and (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance; and adjusting for certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. Placement fee adjustment represents the net portion of either expense deferral or amortization of upfront fees to placement agents that is presented to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed in advance in accordance with GAAP. For periods in which the amortization of upfront fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders.